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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                 August 17, 1999

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                       REEVES TELECOM LIMITED PARTNERSHIP
                  (name changed from Reeves Telecom Associates)

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             (Exact name of registrant as specified in its charter)

 South Carolina                    110-9305                   57-0700063
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 (State or other                 (Commission               (I.R.S. Employer
 jurisdiction of                 File Number)               Identification)
incorporation or
  organization)

                       c/o Grace Property Management, Inc.
                        P.O. Box 163, 55 Brookville Road
                            Glen Head, New York 11545
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                    (Address of principal executive offices)

Registrant's telephone number, including area code:
                                                                  (516) 686-2201
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Item 2.  Disposition of Assets.

         Reeves Telecom Limited Partnership (the "Partnership") has agreed to sell approximately 4,833 acres of its land located in the City of Boiling Spring Lakes, North Carolina at a price of $450 cash per acre, for an aggregate sales price of $2,174,850. The purchaser, The Nature Conservancy, is a non-profit organization involved in the preservation of wetlands and woodlands. The Nature Conservancy stated that the transaction is contingent upon the approval of the purchase price by their national committee. The total number of acres and the aggregate consideration are subject to a survey to be completed prior to closing.

         The Partnership retained Robert C. Cantwell and Associates, real estate appraisers (the "Appraisers"), to review the terms of the sale and to opine as to the fairness of the transaction to the Partnership. In a letter dated August 17, 1999, the Appraisers stated that the above described transaction is, in their opinion, fair to the Partnership. A copy of the Appraisers' letter is attached hereto as Exhibit 1.

         After giving effect to the sale, the Partnership's remaining assets in Boiling Spring Lakes will consist of the following: (1) 159.9 acres comprising a surveyed 18-hole sprinklered golf course, club house and maintenance building, together known as Fox Squirrel Country Club; (2) 126 building lots located near the golf course which have been surveyed and platted and are suitable for building; (3) 194 acres surrounding the golf course which could be developed;
(4) approximately 800 acres of unplatted land divided or divisible into 10-acre tracts; (5) 60 acres of land zoned for commercial use situated along State Route 87; (6) 1,362 platted lots, of which approximately 10% to 20% are suitable or provisionally suitable for building, and the balance are unsuitable; and (7) a sales office and a post office.

         The Partnership expects the sale to close during the fourth quarter of 1999 or the first quarter of 2000.


Item 7. Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

        The aggregate sale price is subject to a survey to be completed prior to closing, which is expected to occur in the fourth quarter of 1999 or the first quarter of 2000. Pro forma financial statements required pursuant to
Article 11 of Regulation S-X will be furnished in a subsequent filing after a final determination has been made of the sale price.


(c) Exhibits.

        The following exhibit is attached.


Exhibit 99.1    Letter from Robert C. Cantwell and Associates
                Dated August 17, 1999 Regarding the transaction.
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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   REEVES TELECOM LIMITED PARTNERSHIP

                                   By:  /s/ DAVIS P. STOWELL
                                      -------------------------------
                                      Davis P. Stowell
                                      Vice President
                                      Grace Property Management, Inc.,
                                      General Partner

August 19, 1999
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    (Date)